Exhibit 4.2

                                                                  [Pennsylvania]

THIS MORTGAGE IS AN OPEN-END MORTGAGE AND SECURES FUTURE ADVANCES

(All notices to be given to Mortgagee pursuant to 42 Pa. C.S.A.ss. 8143 shall be given as set forth in Section 3.06 of this Mortgage.)

Pennsylvania Tax Parcel Identification No.:       42-4-258

================================================================================

                                                             Date:   May 8, 2000

            LEASEHOLD AND SUBLEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT
                                ("this Mortgage")

                                      FROM

                               APPLE SUITES, INC.,
                             a Virginia corporation
             as trustee for Apple Suites Pennsylvania Business Trust
                                  ("Fee Owner")

                                       AND

                         APPLE SUITES MANAGEMENT, INC.,
                             a Virginia corporation
                                   ("Lessee")

         Address of Fee Owner and Lessee:          306 East Main Street
                                                   Richmond, Virginia 23219
                                                   Attention:   Glade M. Knight

                                       TO

                              PROMUS HOTELS, INC.,
                             a Delaware corporation
                                  ("Mortgagee")

         Address of Mortgagee:    755 Crossover Lane
                                  Memphis, Tennessee 38117

                          Mortgage Amount: $80,186,250

================================================================================
       This instrument prepared by, and after recording please return to:
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                         Attention: Graham R. Hone, Esq.

                                TABLE OF CONTENTS

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                                                                                                      Page
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
     RECITAL.............................................................................................1

     CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION.......................................................2

     GRANTING CLAUSE.....................................................................................4



     Article I                 COVENANTS OF MORTGAGOR....................................................5
         Section 1.01.         (a)   Warranty of Title; Power and Authority..............................5
                               (b)   Hazardous Materials.................................................6
                               (c)   Flood Hazard Area...................................................7
         Section 1.02.         (a)   Further Assurances..................................................7
                               (b)   Information Reporting and Back-up Withholding.......................7
         Section 1.03.         (a)   Filing and Recording of Documents...................................7
                               (b)   Filing and Recording Fees and Other Charges.........................7
         Section 1.04.         Payment and Performance of Loan Documents.................................8
         Section 1.05.         Maintenance of Existence; Compliance with Laws............................8
         Section 1.06.         After-Acquired Property...................................................8
         Section 1.07.         (a)   Payment of Taxes and Other Charges..................................8
                               (b)   Payment of Mechanics and Materialmen................................9
                               (c)   Good Faith Contests.................................................9
         Section 1.08.         Taxes on Mortgagee........................................................9
         Section 1.09.         Insurance................................................................10
         Section 1.10.         Protective Advances by Mortgagee.........................................13
         Section 1.11.         (a)   Visitation and Inspection..........................................13
                               (b)   Financial and Other Information....................................13
                               (c)   Estoppel Certificates..............................................14
         Section 1.12.         Maintenance of Premises and Improvements.................................14
         Section 1.13.         Condemnation.............................................................14
         Section 1.14.         Leases...................................................................15
         Section 1.15.         Premises Documents.......................................................15
         Section 1.16.         Trust Fund; Lien Laws....................................................16


     Article II                EVENTS OF DEFAULT AND REMEDIES...........................................16
         Section 2.01.         Events of Default and Certain Remedies...................................16
         Section 2.02.         Other Matters Concerning Sales...........................................20
         Section 2.03.         Payment of Amounts Due...................................................21
         Section 2.04.         Actions; Receivers.......................................................22
         Section 2.05.         Mortgagee's Right to Possession..........................................23
         Section 2.06.         Remedies Cumulative......................................................23
         Section 2.07.         Moratorium Laws; Right of Redemption.....................................23
         Section 2.08.         Mortgagee's Rights Concerning Application of Amounts Collected...........23


     Article III               MISCELLANEOUS............................................................24
         Section 3.01.         Assignment of Rents......................................................24
         Section 3.02.         Security Agreement.......................................................24
         Section 3.03.         Application of Certain Payments..........................................24
         Section 3.04.         Severability.............................................................25
         Section 3.05.         Modifications and Waivers in Writing.....................................25
         Section 3.06.         Notices..................................................................25
         Section 3.07.         Successors and Assigns...................................................25
         Section 3.08.         Limitation on Interest...................................................25
         Section 3.09.         Counterparts.............................................................26
         Section 3.10.         Substitute Mortgages.....................................................26
         Section 3.11.         Mortgagee's Sale of Interests in Loan....................................26
         Section 3.12.         No Merger of Interests...................................................26
         Section 3.13.         CERTAIN WAIVERS..........................................................26
         Section 3.14.         CONFESSION OF JUDGMENT...................................................27
         Section 3.15.         GOVERNING LAW............................................................28

                   THE AMOUNT OF THIS MORTGAGE IS $80,186,250.


                                     RECITAL

         Mortgagee, Hampton Inns, Inc. ("Hampton") and Promus Hotels Florida, Inc. ("Promus Florida"), as sellers, and Apple Suites, Inc. ("Parent"), as buyer, have heretofore entered into an Agreement of Sale dated as of August 6, 1999 (as amended, the "First Agreement of Sale") for the purchase of certain premises more particularly described therein (the "Initial Premises"). Hampton, as seller, and Parent, as buyer, have entered into an Agreement of Sale dated as of October 5, 1999 (as amended, the "Second Agreement of Sale") for the purchase of certain premises more particularly described therein (the "Additional Premises"; together with the Initial Premises, collectively, the "Existing Premises"). Mortgagee, Hampton and Promus Florida, as sellers, and Parent, as buyer, have entered into an Agreement of Sale dated as of November 22, 1999 (as amended, the "Third Agreement of Sale"; together with the First Agreement of Sale and the Second Agreement of Sale, collectively, the "Agreement of Sale") for the purchase of, among other premises, the leasehold interest in the premises described in SCHEDULE A attached hereto and made a part hereof. Pursuant to an Assignment and Assumption Agreement dated on or about the date hereof between Parent and Fee Owner, Parent has assigned, and Fee Owner has assumed, Parent's obligations under the Third Agreement of Sale with respect to the acquisition of the leasehold interest in the premises described in SCHEDULE
A. Parent, directly or indirectly, owns one hundred percent (100%) of the beneficial interests in Fee Owner. Fee Owner has acquired and is the owner of the leasehold interest in the premises described in SCHEDULE A and Lessee is the owner of a subleasehold interest therein. Fee Owner and Lessee acknowledge that they will derive substantial benefit from the making of the loans to Parent contemplated in the Agreement of Sale and further acknowledges that the obligation of Mortgagee to make such loans is conditioned upon, among other things, the execution and delivery by Fee Owner and Lessee of this Mortgage. In connection with the purchase of the Existing Premises by Parent (or its indirect wholly-owned subsidiary) from Mortgagee (or its affiliates) pursuant to the First Agreement of Sale and the Second Agreement of Sale, Parent has borrowed
(i) the sum of $26,625,000 and has executed and delivered to Mortgagee its note, dated September 20, 1999, obligating it to pay the sum of $26,625,000, with interest thereon as therein provided (the "First Note") and (ii) the sum of $7,350,000 and has executed and delivered to Mortgagee its note, dated October 5, 1999, obligating it to pay the sum of $7,350,000, with interest thereon as therein provided (the "Second Note"). Prior to the date hereof, in connection with the purchase of certain premises described in the Third Agreement of Sale by Parent (or its indirect wholly-owned subsidiary), Parent has borrowed the sum of $34,594,500 and has executed and delivered to Mortgagee its note, dated November 29, 1999, obligating it to pay the sum of $30,210,000, with interest as therein provided, and its note, dated December 22, 1999, obligating it to pay the sum of $4,384,500, with interest as therein provided (collectively, the "Interim Notes"). In connection with the purchase on the date hereof of the Premises, Parent will borrow $11,616,750 from Mortgagee and has executed and delivered to Mortgagee its note, dated the date hereof, obligating it to pay the sum of $11,616,750, with interest thereon as therein provided (the "Fourth Note"; together with the First Note, the Second Note, the Interim Notes and as any thereof may hereafter be amended, modified, extended, severed, assigned, renewed, replaced or restated, hereinafter, the "Note"). The notes comprising the Note have different maturities with the latest to mature being April 28, 2001. In order to secure the payment of the Note, Fee Owner and Lessee, as mortgagors, have duly authorized the execution and delivery of this Mortgage. For purposes of this Mortgage, "Mortgagor" shall mean Fee Owner and Lessee but only to the extent of their respective interests in the Mortgaged
Property (as herein defined) and their respective obligations under the Note, the Head Lease and the Subground Lease. This Mortgage is an "Open-End Mortgage" as set forth in 42 Pa. C.S.A. ss. 8143 and secures obligations up to a maximum amount of principal indebtedness outstanding at any time of One Hundred Sixty Million Dollars ($160,000,000), plus accrued and unpaid interest and other sums thereon, including, but not limited to, advances, whenever made, for the payment of taxes, assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Premises or the lien of this Mortgage, expenses incurred by Mortgagee by reason of any default by Mortgagor under this Mortgage, including, without limitation, legal fees and costs incurred by Mortgagee in connection therewith, and advances for alteration or renovation on the Premises, together with all other sums due hereunder or under the Note or secured hereby.

                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

         Mortgagor and Mortgagee agree that, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified.

         "Chattels" means all fixtures, furnishings, fittings, appliances, apparatus, equipment, building materials and components, machinery and articles of personal property, of whatever kind or nature, including any replacements, proceeds or products thereof and additions thereto, other than those owned by lessees, now or at any time hereafter intended to be or actually affixed to, attached to, placed upon, or used in any way in connection with the complete and comfortable use, enjoyment, development, occupancy or operation of the Premises, and whether located on or off the Premises.

         "Default Rate" means the rate (or, if more than one, the highest of the rates) of interest per annum provided in the Note plus 5%, but in no event to exceed the maximum rate allowed by law.

         "Events of Default" means the events and circumstances described as such in Section 2.01.

         "Ground  Lease"  means  collectively  the Head Lease and the  Subground
Lease.

         "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes, materials or substances, as any of those terms are defined from time to time in or for the purposes of any relevant environmental law, rule, regulation, code, permit, order, notice, demand letter or other binding determination (hereinafter, "Environmental Laws") including, without limitation, asbestos fibers and friable asbestos, polychlorinated biphenyls and any petroleum or hydrocarbon-based products or derivatives, in each case in amounts in violation of applicable Environmental Laws.

         "Head Lease" means that certain Ground Lease by and among Loretta M. Cimeo, George C. Morelli, Joseph P. Morelli, Esther E. Morelli, Charles P. Morelli, Thomas W. Morelli and John J. Morelli (collectively, "Landlord"), as landlord, and Mortgagee, as tenant, dated July 1, 1996, as amended by Amendment To Ground Lease between Landlord and Mortgagee dated July 1, 1996 and by Second Amendment To Ground Lease And Amendment To Short Form Lease between Landlord and Mortgagee dated March 6, 2000, and a Short Form Lease was recorded on November 15, 1996 as Instrument No.: 68773 with the Chester County, Pennsylvania, Office of the Recorder of Deeds, as the ground lessee's interest therein has been assigned to Fee Owner pursuant to Assignment and Assumption of Lease among Landlord, Mortgagee and Fee Owner dated on or about the date hereof.

         "Improvements" means all structures or buildings, and replacements thereof, now or hereafter located upon the Premises, including all plant equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures or buildings.

         "lease" or "leases" means any lease or leases of all or any portion of the Premises, whether affecting the fee or leasehold portion thereof.

         "Loan" means the loan made by Mortgagee to Mortgagor evidenced by the Note and secured hereby.

         "Premises" means the leasehold and subleasehold interest in the premises described in SCHEDULE A created by the Head Lease and the Subground Lease, and including all of the easements, rights, privileges and appurtenances (including air or development rights) thereunto belonging or in anywise appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Mortgagor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or expectancy, now or hereafter acquired, and as used herein shall, unless the context otherwise requires, be deemed to include the Improvements.

         "Premises Documents" means all reciprocal easement or operating agreements, declarations of covenants, conditions or restrictions, declarations of condominium, developer's or utility agreements with any village, town, county or other governmental authority, and any similar such agreements or declarations now or hereafter affecting the Premises or any part thereof.

         "Subground Lease" means the Hotel Lease Agreement dated on or about the date hereof between Fee Owner and Lessee covering, among other premises, the premises described in SCHEDULE A, as the same may be amended, supplemented or modified from time to time.

         All terms of this Mortgage which are not defined above shall have the meaning set forth elsewhere in this Mortgage.

         Except as expressly indicated otherwise, when used in this Mortgage (i) "or" is not exclusive, (ii) "hereunder", "herein", "hereof" and the like refer to this Mortgage as a whole, (iii) "Article", "Section" and "Schedule" refer to Articles, Sections and Schedules of this Mortgage, (iv) terms defined in the singular have a correlative meaning when used in the plural and vice versa, (v) a reference to a law or statute includes any amendment or modification to, or replacement of, such law or statute and (vi) a reference to an agreement, instrument or document means such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted hereby and by the other documents executed or delivered to Mortgagee in connection with the Loan. The cover page and all Schedules hereto are incorporated herein and made a part hereof. Any table of contents and the headings and captions herein are for convenience only and shall not affect the interpretation or construction hereof.

                                 GRANTING CLAUSE

         NOW, THEREFORE, Mortgagor, in consideration of the premises and in order to secure the payment of both the principal of, and the interest and any other sums payable under, the Note or this Mortgage and the performance and observance of all the provisions hereof and of the Note, has given, granted, bargained, sold, warranted, aliened, enfeoffed, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, deposited, pledged, set over and confirmed and, by these presents, intending to be legally bound, does hereby irrevocably give, grant, bargain, sell, warrant, alien, enfeoff, remise, release, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over and confirm unto Mortgagee, all its estate, right, title and interest in, to and under any and all of the following described property (hereinafter, the "Mortgaged Property") whether now owned or held or hereafter acquired:

                   (i)   the Premises;

                   (ii)  the Improvements;

                   (iii) the Chattels;

                   (iv)  the Premises Documents;

                   (v) all rents, royalties, issues, profits, revenue, income, recoveries, reimbursements and other benefits of the Mortgaged Property (hereinafter, the "Rents") and all leases of the Mortgaged Property or portions thereof now or hereafter entered into and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more of the installments of rent coming due immediately prior to the expiration of such terms, and including any guaranties of such leases and any lease cancellation, surrender or termination fees in respect thereof, all subject, however, to the provisions of Section 3.01;

                   (vi)   all  (a)   development   work   product   prepared  in
         connection with the Premises, including, but not limited to, engineering, drainage, traffic, soil and other studies and tests; water, sewer, gas, electrical and telephone approvals, taps and connections; surveys, drawings, plans and specifications; and subdivision, zoning and platting materials; (b) building and other permits, rights, licenses and approvals relating to the Premises; and
         (c) contracts and agreements (including, without limitation, contracts with architects and engineers, construction contracts and contracts for the maintenance or management of the Premises), contract rights, logos, trademarks, trade names, copyrights and other general intangibles used or useful in connection with the ownership, operation or occupancy of the Premises or any part thereof;

                   (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards, and all rights of Mortgagor to refunds of real estate taxes and assessments;

                   (viii) all revenue and income received by or on behalf of Mortgagor resulting from the operation of the Premises as a hotel, including all sums (1) paid by customers for the use of hotel rooms located within the Premises, (2) derived from food and beverage operations located within the Premises, (3) generated by other hotel operations, including any parking, convention, sports and recreational facilities and (4) business interruption insurance proceeds;

                   (ix) all accounts and accounts receivable, including all present and future right to payment from any consumer credit or charge card organization or entity (such as those organizations which sponsor or administer the American Express, Carte Blanche, Discover Card,
         Diners Club, Visa and Master Card) arising out of the leasing and operation of, or the business conducted at or in relation to, all or any part of the Premises; and

                   (x) any deposit, operating or other account including the entire balance therein (now or hereafter existing) of Mortgagor containing proceeds of the operation of the Premises with any banking or financial institution and all money, instruments, securities, documents, chattel paper, credits, demands, and any other property, rights, or interests of Mortgagor relating to the operation of the Premises which at any time shall come into the possession, custody or control of any banking or financial institution.

         TO HAVE AND TO HOLD unto Mortgagee, its successors and assigns forever.

                                   ARTICLE I

                             COVENANTS OF MORTGAGOR

         Mortgagor represents, except as known by Mortgagee or its affiliates to the contrary, or disclosed to Mortgagee in connection with the sale of the Mortgaged Property to Mortgagor, and Mortgagor covenants and agrees as follows:

         Section 1.01. (a) Warranty of Title; Power and Authority. Mortgagor warrants that, with respect to the leasehold interest in the Premises, it is the owner of a valid and subsisting interest as tenant under the Head Lease, that the Head Lease is in full force and effect, there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default, that the Head Lease is subject to no lien, charge or encumbrance of any kind and is prior to all liens, charges and encumbrances whatsoever on the fee interest of the landlord thereunder, except in either case such as are listed as exceptions to title in the title policy insuring the lien hereof; and, Mortgagor further warrants that, with respect to the subleasehold interest in the Premises, that it is the owner of a valid and subsisting interest as tenant under the Subground Lease, that the Subground Lease is in full force and effect, there are no defaults thereunder and no event has occurred or is occurring which after notice or passage of time or both will result in such a default; that it owns the Chattels, all leases and the Rents in respect of the Mortgaged Property and all other personal property encumbered hereby free and clear of liens and claims; and Mortgagor warrants that this Mortgage is and will remain a valid and enforceable lien on the Mortgaged Property subject only to the exceptions referred to above. Mortgagor has full power and lawful authority to mortgage the Mortgaged Property in the manner and form herein done or intended hereafter to be done. Mortgagor will preserve such leasehold estates created by the Ground Lease and will forever warrant and defend the same to Mortgagee and will forever warrant and defend the validity and priority of the lien hereof against the claims of all persons and parties whomsoever. Mortgagor will perform or cause to be performed all of the covenants and conditions required to be performed by it under the Ground Lease, will do all things necessary to preserve unimpaired its rights thereunder, and will not
(i) enter into any agreement modifying or amending the Ground Lease that would reduce the term of the Ground Lease, increase the amount of rent payable thereunder (except as contemplated by the provisions of the Ground Lease) or have a material adverse effect on the lien created by this Mortgage or the rights of Mortgagee hereunder or (ii) for so long as the Ground Lease is in effect, release the landlord thereunder from any obligations imposed upon it thereby. If Mortgagor receives a notice of default under the Ground Lease, it shall immediately cause a copy of such notice to be sent by registered United States mail to Mortgagee.

         (b) Hazardous Materials. To the best of Mortgagor's knowledge, Mortgagor represents and warrants that (i) the Premises and the improvements thereon and the surrounding areas are not currently and have never been subject to Hazardous Materials or their effects, in each case in amounts in violation of applicable Environmental Laws, (ii) neither it nor any portion of the Premises or improvements thereon is in violation of, or subject to any existing, pending or threatened investigation or proceeding by any governmental authorities under, any Environmental Law, (iii) there are no claims, litigation, administrative or other proceedings, whether actual or threatened, or judgments or orders, concerning Hazardous Materials relating in any way to the Premises or the improvements thereon and (iv) Mortgagor is not required by any Environmental Law to obtain any permits or licenses to construct or use any improvements, fixtures or equipment with respect to the Premises, or if any such permit or license is required it has been obtained and is capable of being mortgaged and assigned hereby. Mortgagor will comply with all applicable Environmental Laws and will, at its sole cost and expense, promptly remove, or cause the removal of, any and all Hazardous Materials or the effects thereof at any time identified as being on, in, under or affecting the Premises.

         (c) Flood Hazard Area. Mortgagor represents that neither the Premises nor any part thereof is located in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as having special flood hazards or, if it is, Mortgagor has obtained the insurance required by Section 1.09.

         Section 1.02. (a) Further Assurances. Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms hereof, or for filing, registering or recording this Mortgage and, on demand, will execute and deliver, and hereby authorizes Mortgagee to execute and file in Mortgagor's name, to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence or perfect more effectively Mortgagee's security interest in and the lien hereof upon the Chattels and other personal property encumbered hereby.

         (b) Information Reporting and Back-up Withholding. Mortgagor will, at its sole cost and expense, do, execute, acknowledge and deliver all and every such acts, information reports, returns and withholding of monies as shall be necessary or appropriate to comply fully, or to cause full compliance, with all applicable information reporting and back-up withholding requirements of the Internal Revenue Code of 1986 (including all regulations now or hereafter promulgated thereunder) in respect of the Premises and all transactions related to the Premises, and will at all times provide Mortgagee with satisfactory evidence of such compliance and notify Mortgagee of the information reported in connection with such compliance.

         Section 1.03. (a) Filing and Recording of Documents. Mortgagor forthwith upon the execution and delivery hereof, and thereafter from time to time, will cause this Mortgage and any security instrument creating a lien or evidencing the lien hereof upon the Chattels and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien hereof upon, and the interest of Mortgagee in, the Mortgaged Property.

         (b) Filing and Recording Fees and Other Charges. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the execution and acknowledgment hereof, any mortgage supplemental hereto, any security instrument with respect to the Chattels, and any instrument of further assurance, and any reasonable expenses (including attorneys' fees and disbursements) incurred by Mortgagee in connection with the Loan, and will pay all federal, state, county and municipal stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Note, this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Chattels or any instrument of further assurance.

         Section 1.04. Payment and Performance of Loan Documents. Mortgagor will punctually pay the principal and interest and all other sums to become due in respect hereof and of the Note at the time and place and in the manner specified therein, according to the true intent and meaning thereof, all in currency of the United States of America which at the time of such payment shall be legal tender for the payment of public and private debts. Mortgagor will duly and timely comply with and perform all of the terms, provisions, covenants and agreements contained in said documents and in all other documents or instruments executed or delivered by Mortgagor to Mortgagee in connection with the Loan, and will permit no failures of performance thereunder.

         Section 1.05. Maintenance of Existence; Compliance with Laws. Mortgagor, if other than a natural person, will, so long as it is owner of all or part of the Mortgaged Property, do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a business or stock corporation, partnership, limited liability company, trust or other entity under the laws of the state of its formation. Mortgagor will duly and timely comply with all laws, regulations, rules, statutes, orders and decrees of any governmental authority or court applicable to it or to the Mortgaged Property or any part thereof.

         Section 1.06. After-Acquired Property. All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property, hereafter acquired by, or released to, Mortgagor or constructed, assembled or placed by Mortgagor on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien hereof as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the Granting Clause hereof, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien hereof.

         Section 1.07. (a) Payment of Taxes and Other Charges. Mortgagor, from time to time before the same shall become delinquent, will pay and discharge all taxes of every kind and nature (including real and personal property taxes and income, franchise, withholding, profits and gross receipts taxes), all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, and all other public charges whether of a like or different nature, imposed upon or assessed against it or the Mortgaged Property or any part thereof or upon the revenues, rents, issues, income and profits of the Mortgaged Property or arising in respect of the occupancy, use or possession thereof. Mortgagor will, upon Mortgagee's request, deliver to Mortgagee receipts evidencing the payment of all such taxes, assessments, levies, fees, rents and other public charges imposed upon or assessed against it or the Mortgaged Property or any portion thereof.

         Mortgagee may, at its option following the occurrence of an Event of Default, to be exercised by thirty (30) days' notice to Mortgagor, require the deposit by Mortgagor, at the time of each payment of an installment of interest or principal under the Note (but no less often than monthly), of an additional amount sufficient to discharge the obligations under this clause (a) when they become due. The determination of the amount so payable and of the fractional part thereof to be deposited with Mortgagee, so that the aggregate of such deposits shall be sufficient for this purpose, shall be made by Mortgagee in its sole discretion. Such amounts shall be held by Mortgagee without interest and applied to the payment of the obligations in respect of which such amounts were deposited or, at Mortgagee's option, to the payment of said obligations in such order or priority as Mortgagee shall determine, on or before the respective dates on which the same or any of them would become delinquent. If one (1) month prior to the due date of any of the aforementioned obligations the amounts then on deposit therefor shall be insufficient for the payment of such obligation in full, Mortgagor within ten (10) days after demand shall deposit the amount of the deficiency with Mortgagee. Nothing herein contained shall be deemed to affect any right or remedy of Mortgagee under any provisions hereof or of any statute or rule of law to pay any such amount and to add the amount so paid, together with interest at the Default Rate, to the indebtedness hereby secured.

         (b) Payment of Mechanics and Materialmen. Mortgagor will pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property or any part thereof, and in general will do or cause to be done everything necessary so that the lien hereof shall be fully preserved, at the cost of Mortgagor and without expense to Mortgagee, other than those liens which Mortgagee or its affiliates have indemnified Mortgagor pursuant to the provisions set forth in the Agreement of Sale.

         (c) Good Faith Contests. Nothing in this Section 1.07 shall require the payment or discharge of any obligation imposed upon Mortgagor by this Section so long as Mortgagor shall in good faith and at its own expense contest the same or the validity thereof by appropriate legal proceedings which shall operate to prevent the collection thereof or other realization thereon and the sale or forfeiture of the Mortgaged Property or any part thereof to satisfy the same; provided, however, that (i) during such contest Mortgagor shall set aside reserves sufficient to discharge Mortgagor's obligation hereunder and of any additional charge, penalty or expense arising from or incurred as a result of such contest and (ii) if at any time payment of any obligation imposed upon Mortgagor by clause (a) above shall become necessary to prevent the delivery of a tax deed or other instrument conveying the Mortgaged Property or any portion thereof because of non-payment, then Mortgagor shall pay the same in sufficient time to prevent the delivery of such tax deed or other instrument.

         Section 1.08. Taxes on Mortgagee. Mortgagor will pay any taxes, except income taxes, imposed on Mortgagee by reason of its ownership of the Note or this Mortgage, provided that Mortgagee can require payment of the Note in full within ninety (90) days if it shall be illegal for Mortgagor to pay any tax or if the payment of such tax by Mortgagor would result in the violation of applicable usury laws.

         Section 1.09. Insurance. (a) Mortgagor will at all times provide, maintain and keep in force:

                 (i) policies of insurance insuring the Premises, Improvements and Chattels against loss or damage by fire and lightning; against loss or damage by other risks embraced by coverage of the type now known as All Risk Replacement Cost Insurance with agreed amount endorsement, including but not limited to riot and civil commotion, vandalism, malicious mischief and theft; and against such other risks or hazards as Mortgagee from time to time reasonably may designate in an amount sufficient to prevent Mortgagee or Mortgagor from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then full replacement cost of the Improvements (exclusive of the cost of excavations, foundations and footings below the lowest basement floor) without deduction for physical depreciation;

                 (ii) policies of insurance insuring the Premises against the loss of "rental value" of the buildings which constitute a part of the Improvements on a "rented or vacant basis" arising out of the perils insured against pursuant to clause (i) above in an amount equal to not less than one (1) year's gross "rental value" of the Improvements. "Rental value" as used herein is defined as the sum of (A) the total anticipated gross rental income from tenant occupancy of such buildings as furnished and equipped, (B) the amount of all charges which are the legal obligation of tenants and which would otherwise be the obligation of Mortgagor and (C) the fair rental value of any portion of such buildings which is occupied by Mortgagor. Mortgagor hereby assigns the proceeds of such insurance to Mortgagee, to be applied by Mortgagee in payment of the interest and principal on the Note, insurance premiums, taxes, assessments and private impositions until such time as the Improvements shall have been restored and placed in full operation, at which time, provided Mortgagor is not then in default hereunder, the balance of such insurance proceeds, if any, held by Mortgagee shall be paid over to Mortgagor;

                 (iii) if all or part of the  Premises  are  located  in an area identified by the Secretary of the United States Department of Housing and Urban Development or by any applicable federal agency as a flood hazard area, flood insurance in an amount at least equal to the maximum limit of coverage available under the National Flood Insurance Act of 1968, provided, however, that Mortgagee reserves the right to require flood insurance in excess of said limit if such insurance is commercially available up to the amount provided in clause (i) above;

                 (iv) during any period of restoration under this Section 1.09 or Section 1.13, a policy or policies of builder's "all risk" insurance, written on a Standard Builder's Risk Completed Value Form (100% non-reporting), in an amount not less than the full insurable value of the Premises against such risks (including, without limitation, fire and extended coverage, collapse and earthquake coverage to agreed limits) as Mortgagee may reasonably request, in form and substance acceptable to Mortgagee;

                 (v) a policy or policies of workers' compensation insurance as required by workers' compensation insurance laws (including employer's liability insurance, if requested by Mortgagee) covering all employees of Mortgagor;

                 (vi) comprehensive liability insurance on an "occurrence" basis against claims for "personal injury" liability, including, without limitation, bodily injury, death or property damage liability, with a limit of not less than $15,000,000 in the event of "personal injury" to any number of persons or of damage to property arising out of one "occurrence". Such policies shall name Mortgagee as additional insured by an endorsement, and shall contain cross-liability and severability of interest clauses, all satisfactory to Mortgagee; and

                 (vii) such other insurance (including, but not limited to, earthquake insurance), and in such amounts, as may from time to time be reasonably required by Mortgagee against the same or other insurable hazards.

         Notwithstanding anything herein to the contrary, for so long as that certain Management Agreement of even date herewith between Lessee and Mortgagee with respect to the Premises remains in full force and effect (as the same may be amended, the "Management Agreement"), the types and amounts of insurance required by the Management Agreement to the extent inconsistent with those set forth above shall govern and control Mortgagor's obligations in respect thereof.

         (b) All policies of insurance required under this Section 1.09 shall be issued by companies having Best's ratings and being otherwise reasonably acceptable  to  Mortgagee,  shall  be  subject  to the  reasonable  approval  of
Mortgagee as to amount, content, form and expiration date and, except for the liability policies described in clauses (a)(v) and (vi) above, shall contain a Non-Contributory Standard Mortgagee Clause and Lender's Loss Payable Endorsement, or their equivalents, in favor of Mortgagee, and shall provide that the proceeds thereof shall be payable to Mortgagee. Mortgagee shall be furnished with the original of each policy required hereunder, which policies shall provide that they shall not lapse, nor be modified or cancelled, without thirty
(30) days' written notice to Mortgagee. At least thirty (30) days prior to expiration of any policy required hereunder, Mortgagor shall furnish Mortgagee appropriate proof of issuance of a policy continuing in force the insurance covered by the policy so expiring. Mortgagor shall furnish to Mortgagee, promptly upon request, receipts or other satisfactory evidence of the payment of the premiums on such insurance policies. In the event that Mortgagor does not deposit with Mortgagee a new certificate or policy of insurance with evidence of payment of premiums thereon at least thirty (30) days prior to the expiration of any expiring policy, then Mortgagee may, but shall not be obligated to, procure such insurance and pay the premiums therefor, and Mortgagor agrees to repay to Mortgagee the premiums thereon promptly on demand, together with interest thereon at the Default Rate.

         (c) Mortgagor hereby assigns to Mortgagee all proceeds of any insurance required to be maintained by this Section 1.09 which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels. All such insurance proceeds shall be payable to Mortgagee, and Mortgagor hereby authorizes and directs any affected insurance company to make payment thereof directly to Mortgagee subject, however, to clause (f) below. Mortgagor shall give prompt notice to Mortgagee of any casualty, whether or not of a kind required to be insured against under the policies to be provided by Mortgagor hereunder, such notice to generally describe the nature and cause of such casualty and the extent of the damage or destruction. Mortgagor may settle, adjust or compromise any claims for loss, damage or destruction, regardless of whether or not there are insurance proceeds available or whether any such insurance proceeds are sufficient in amount to fully compensate for such loss or damage, subject to Mortgagee's prior consent. Notwithstanding the foregoing, Mortgagee shall have the right to join Mortgagor in settling, adjusting or compromising any loss of $100,000 or more. Mortgagor hereby authorizes the application or release by Mortgagee of any insurance proceeds under any policy of insurance, subject to the other provisions hereof. The application or release by Mortgagee of any insurance proceeds shall not cure or waive any default or notice of default hereunder or invalidate any act done pursuant to such notice.

         (d) In the event of the foreclosure hereof or other transfer of the title to the Mortgaged Property in extinguishment, in whole or in part, of the indebtedness secured hereby, all right, title and interest of Mortgagor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights thereunder then in force, shall pass to the purchaser or grantee notwithstanding the amount of any bid at such foreclosure sale. Nothing contained herein shall prevent the accrual of interest as provided in the Note on any portion of the principal balance due under the Note until such time as insurance proceeds are actually received and applied to reduce the principal balance outstanding.

         (e) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 1.09 unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under standard mortgage endorsements of the character and to the extent above described. Mortgagor shall promptly notify Mortgagee whenever any such separate insurance is taken out and shall promptly deliver to Mortgagee the policy or policies of such insurance.

         (f) Any and all monies received as payment which Mortgagor may be entitled to receive for loss or damage to the Premises, Improvements or Chattels under any insurance maintained pursuant to this Section 1.09 (other than proceeds under the policies required by clause (a)(ii) above) shall be paid over to Mortgagee and, at Mortgagee's option, either applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof or disbursed from time to time to Mortgagor in reimbursement of its costs and expenses incurred in the restoration of the Improvements in accordance with Mortgagee's standard construction lending practices, terms and conditions, in either case, less Mortgagee's reasonable expenses for collecting and, if applicable, disbursing the insurance proceeds, or otherwise incurred in connection therewith. Notwithstanding the provisions of the immediately preceding sentence, provided no default exists hereunder, Mortgagee agrees to apply any such proceeds received by it to the reimbursement of Mortgagor's costs of restoring the Improvements. Advances of insurance proceeds shall be made to Mortgagor from time to time in accordance with Mortgagee's standard construction lending practices, terms and conditions; amounts not required for such purposes shall be applied, at
Mortgagee's option, to the prepayment of the Note and to interest accrued and unpaid thereon in such order and proportions as Mortgagee may elect. In no event shall Mortgagee be required to advance such proceeds to Mortgagor unless Mortgagee shall have (i) received satisfactory evidence that the funding/expiration dates of the commitment, if any, for the permanent financing of the Improvements have been extended for such period of time as is reasonably necessary to complete said restoration and (ii) reasonably determined that the restoration of the Improvements can be completed by the Maturity Date of the Note at a cost which does not exceed the amount of available insurance proceeds or, in the event that such proceeds are reasonably determined by Mortgagee to be inadequate, Mortgagee shall have received from Mortgagor a cash deposit equal to the excess of said estimated cost of restoration over the amount of said available proceeds. If the conditions for the advance of insurance proceeds for restoration set forth in clauses (i) and (ii) above are not satisfied within sixty (60) days of Mortgagee's receipt thereof or if the actual restoration shall not have been commenced within such period, Mortgagee shall have the option at any time thereafter to apply such insurance proceeds to the payment of the Note and to interest accrued and unpaid thereon in such order and proportions as Mortgagee may elect.

         Section 1.10. Protective Advances by Mortgagee. If Mortgagor shall fail to perform any of the covenants contained herein, Mortgagee may make advances to perform the same on its behalf and all sums so advanced shall be a lien upon the Mortgaged Property and shall be secured hereby. Mortgagor will repay on demand all sums so advanced on its behalf together with interest thereon at the Default Rate. The provisions of this Section shall not prevent any default in the observance of any covenant contained herein from constituting an Event of Default.

         Section 1.11. (a) Visitation and Inspection. Mortgagor will keep adequate records and books of account in accordance with generally accepted accounting principles and will permit Mortgagee, by its agents, accountants and attorneys, to visit and inspect the Mortgaged Property and examine its records and books of account and make copies thereof or extracts therefrom, and to discuss its affairs, finances and accounts with the officers or general partners, as the case may be, of Mortgagor, at such reasonable times as may be requested by Mortgagee.

         (b) Financial and Other Information. Mortgagor will deliver to Mortgagee with reasonable promptness such financial information with respect to Mortgagor or the Premises as Mortgagee may reasonably request from time to time. All financial statements of Mortgagor shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by the certificate of a principal financial or accounting officer or general partner, as the case may be, of Mortgagor, dated within five (5) days of the delivery of such statements to Mortgagee, stating that he or she knows of no Event of Default, nor of any event which after notice or lapse of time or both would constitute an Event of Default, which has occurred and is continuing, or, if any such event or Event of Default has occurred and is continuing, specifying the nature and period of existence thereof and what action Mortgagor has taken or proposes to take with respect thereto, and, except as otherwise specified, stating that Mortgagor has fulfilled all of its obligations hereunder and otherwise in respect of the Loan which are required to be fulfilled on or prior to the date of such certificate.

         (c) Estoppel Certificates. Mortgagor, within three (3) days upon request in person or within five (5) days upon request by mail, will furnish a statement, duly acknowledged, of the amount due whether for principal or interest on this Mortgage and whether any offsets, counterclaims or defenses exist against the indebtedness secured hereby.

         Section 1.12. Maintenance of Premises and Improvements. Mortgagor will not commit any waste on the Premises or make any change in the use of the Premises which will in any way increase any ordinary fire or other hazard arising out of construction or operation. Mortgagor will, or shall cause its Lessee to, at all times, maintain the Improvements and Chattels in good operating order and condition and will promptly make, from time to time, all repairs, renewals, replacements, additions and improvements in connection therewith which are needful or desirable to such end. The Improvements shall not be demolished or substantially altered, nor shall any Chattels be removed without Mortgagee's prior consent except where appropriate replacements free of superior title, liens and claims are immediately made of value at least equal to the value of the removed Chattels.

         Section 1.13. Condemnation. Mortgagor, immediately upon obtaining knowledge of the institution or pending institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee thereof. Mortgagee may participate in any such proceedings and may be represented therein by counsel of its selection. Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit or facilitate such participation. In the event of such condemnation proceedings, the award or compensation payable is hereby assigned to and shall be paid to Mortgagee. Mortgagee shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. The proceeds of any award or compensation so received shall, at Mortgagee's option, either be applied to the prepayment of the Note and all interest and other sums accrued and unpaid in respect thereof at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority, or be disbursed to Mortgagor from time to time for restoration of the Improvements in accordance with Mortgagee's standard construction lending practices, terms and conditions, in either case, less Mortgagee's reasonable expenses for collecting and, if applicable, disbursing the award, or otherwise incurred in connection therewith. Notwithstanding the provisions of the immediately preceding sentence, provided no monetary or bankruptcy related default or any Event of Default exists hereunder, Mortgagee agrees to apply any such condemnation award proceeds received by it to the reimbursement of Mortgagor's costs of restoring the Improvements. Advances of condemnation award proceeds shall be made to Mortgagor from time to time in accordance with Mortgagee's standard construction lending practices, terms and conditions; amounts not required for such purposes shall be applied, at Mortgagee's option, to the prepayment of the Note and to interest accrued and unpaid thereon (at the rate of interest provided therein regardless of the rate of interest payable on the award by the condemning authority) in such order and proportions as Mortgagee may elect.

         Section 1.14. Leases. (a) Mortgagor will not (i) execute an assignment of the rents or any part thereof from the Premises without Mortgagee's prior consent, (ii) except where the lessee is in default thereunder, terminate or consent to the cancellation or surrender of any lease of the Premises or of any part thereof, now existing or hereafter to be made, having an unexpired term of one (1) year or more, provided, however, that any lease may be cancelled if promptly after the cancellation thereof a new lease is entered into with a new lessee having a credit standing at least equivalent to that of the lessee whose lease was cancelled, on substantially the same terms as the terminated or cancelled lease, (iii) modify any such lease so as to shorten the unexpired term thereof or so as to decrease, waive or compromise in any manner the amount of the rents payable thereunder or materially expand the obligations of the lessor thereunder, (iv) accept prepayments of more than one month of any installments of rents to become due under such leases, except prepayments in the nature of security for the performance of the lessees thereunder, (v) modify, release or terminate any guaranties of any such lease or (vi) in any other manner impair the value of the Mortgaged Property or the security hereof.

         (b) Mortgagor will not execute any lease of all or a substantial portion of the Premises except for actual occupancy by the lessee thereunder or its property manager, and will at all times promptly and faithfully perform, or cause to be performed, all of the covenants, conditions and agreements contained in all leases of the Premises or portions thereof now or hereafter existing, on the part of the lessor thereunder to be kept and performed and will at all times do all things reasonably necessary to compel performance by the lessee under each lease of all obligations, covenants and agreements by such lessee to be performed thereunder. If any of such leases provide for the giving by the lessee of certificates with respect to the status of such leases, Mortgagor shall exercise its right to request such certificates within five (5) days of any demand therefor by Mortgagee and shall deliver copies thereof to Mortgagee promptly upon receipt.

         (c) In the event of the enforcement by Mortgagee of the remedies provided for hereby or by law, the lessee under each of the leases of the Premises will, upon request of any person succeeding to the interest of Mortgagor as a result of such enforcement, automatically become the lessee of said successor in interest, without change in the terms or other provisions of such lease, provided, however, that said successor in interest shall not be bound by (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by said lessee of its obligations under said lease or (ii) any amendment or modification of the lease made without the consent of Mortgagee or such successor in interest. Each lease shall also provide that, upon request by said successor in interest, such lessee shall execute and deliver an instrument or instruments confirming such attornment.

         Section 1.15. Premises Documents. Mortgagor shall (a) do all things reasonably necessary to cause the due compliance and faithful performance by the other parties to the Premises Documents with and of all obligations and agreements by such other parties to be complied with and performed thereunder, except for any continuing failure of the Premises to comply with the Premises Documents of the date of the acquisition hereof from Mortgagee or its affiliate, and (b) deliver promptly to Mortgagee copies of any notices which it gives or receives under any of the Premises Documents.

         Section 1.16. Trust Fund; Lien Laws. Mortgagor will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the costs of improvements on the Premises and will apply the same first to the payment of such costs before using any part of the total of the same for any other purpose. Mortgagor will indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including, without limitation, any judgments, attorney's fees, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging a violation by Mortgagor of any applicable lien law.

                                   ARTICLE II

                         EVENTS OF DEFAULT AND REMEDIES

         Section 2.01. Events of Default and Certain Remedies. If one or more of the following Events of Default shall happen, that is to say:

                  (a) if (i) default shall be made in the payment of any principal, interest, fees or other sums under the Note, in any such case, when and as the same shall become due and payable, whether at maturity or by acceleration or as part of any payment or prepayment or otherwise, in each case, as herein or in the Note provided, and such default shall have continued for a period of ten (10) days or (ii) default shall be made in the payment of any tax or other charge required by Section 1.07 to be paid and said default shall have continued for a period of twenty (20) days; or

                  (b) if default shall be made in the due observance or performance of any covenant, condition or agreement in the Note, this Mortgage or in any other document executed or delivered to Mortgagee in connection with the Loan, and such default shall have continued for a period of thirty (30) days after notice thereof shall have been given to Mortgagor by Mortgagee, or, in the case of such other documents, such shorter grace period, if any, as may be provided for therein; or

                  (c) if any  representation  or warranty  made by  Mortgagor in
         Section 1.01 shall be incorrect, or if any other representation or warranty made to Mortgagee in this Mortgage, or in any other document, certificate or statement executed or delivered to Mortgagee in connection with the Loan shall be incorrect in any material respect when made or remade; or

                  (d) if by order of a court of competent jurisdiction, a trustee, receiver or liquidator of the Mortgaged Property or any part thereof, or of Mortgagor shall be appointed and such order shall not be discharged or dismissed within sixty (60) days after such appointment; or

                  (e) if Mortgagor shall file a petition in bankruptcy or for an arrangement or for reorganization pursuant to the Federal Bankruptcy Act or any similar federal or state law, or if, by decree of a court of competent jurisdiction,

         Mortgagor shall be adjudicated a bankrupt, or be declared insolvent, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or receivers of all or any part of its property; or

                  (f) if any of the creditors of Mortgagor shall file a petition in bankruptcy against Mortgagor or for reorganization of Mortgagor pursuant to the Federal Bankruptcy Act or any similar federal or state law, and if such petition shall not be discharged or dismissed within sixty (60) days after the date on which such petition was filed; or

                  (g) if final judgment for the payment of money shall be rendered against Mortgagor and Mortgagor shall not discharge the same or cause it to be discharged within sixty (60) days from the entry thereof, or shall not appeal therefrom or from the order, decree or process upon which or pursuant to which said judgment was granted, based or entered, and secure a stay of execution pending such appeal; or

                  (h) [Intentionally Omitted]; or

                  (i) if there shall occur a default which is not cured within the applicable grace period, if any, under any mortgage, deed of trust or other security instrument covering all or part of the Mortgaged Property regardless of whether any such mortgage, deed of trust or other security instrument is prior or subordinate hereto or under any mortgage, deed of trust or other security instrument now or hereafter securing the Note or any other note of Parent to Mortgagee; it being further agreed by Mortgagor that an Event of Default hereunder shall constitute an Event of Default under any such mortgage, deed of trust or other security instrument held by Mortgagee; or

                  (j) if there shall occur a default which is not cured within the applicable grace period, if any, under any of the Premises Documents, except for any continuing failure of the Premises to comply with the Premises Documents of the date of the acquisition hereof from Mortgagee or its affiliate; or if any of the Premises Documents is amended, modified, supplemented or terminated without Mortgagee's prior consent; or

                  (k) if Mortgagor shall transfer, or agree to transfer (or suffer or permit the transfer or agreement to transfer), in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, Mortgagee's prior consent. As used in this clause, "transfer" shall include, without limitation, any sale, assignment, lease (other than to Lessee) or conveyance except leases for occupancy subordinate hereto and to all advances made and to be made hereunder or, in the event Mortgagor (or a general partner or co-venturer thereof) is a partnership, joint venture, limited liability company, trust or closely-held corporation, the sale, conveyance, transfer or other disposition of more than 10%, in the aggregate, of any class of the issued and outstanding capital stock of such closely-held corporation or of the beneficial interest of such partnership, venture, limited liability company or trust, or a change of any general partner, joint venturer, member or beneficiary, as the case may be. In the event Mortgagor is a limited partnership, and so long as a limited partner has contributed to (or remains personally liable for) the present and future partnership capital contributions required of such limited partner by the partnership agreement, such partner may sell, convey, devise, transfer or dispose of all or a part of his limited partnership interest to his spouse, children, grandchildren or a family trust in which his spouse, children or grandchildren are sole beneficiaries; or

                   (l) if Mortgagor shall encumber, or agree to encumber, in any manner, either voluntarily or involuntarily, by operation of law or otherwise, all or any portion of the Mortgaged Property, or any interest or rights therein (including air or development rights) without, in any such case, Mortgagee's prior consent. As used in this clause, "encumber" shall include, without limitation, the placing or permitting the placing of any mortgage, deed of trust, assignment of rents or other security device. (Mortgagee may grant or deny its consent under this clause and the immediately preceding clause in its sole discretion and, if consent should be given, any such transfer or encumbrance shall be subject hereto and to any other documents which evidence or secure the Loan, and, if a transfer, any such transferee shall assume all of Mortgagor's obligations hereunder and thereunder and agree to be bound by all provisions and perform all obligations contained herein and therein; consent to one such transfer or encumbrance shall not be deemed to be a waiver of the right to require consent to future or successive transfers or encumbrances);

then and in every such case:

                   I. During the continuance of any such Event of Default, Mortgagee, by notice to Mortgagor, may declare the entire principal of the Note then outstanding (if not then due and payable), and all accrued and unpaid interest and other sums in respect thereof, to be due and payable immediately, and upon any such declaration the principal of the Note and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything herein or in the Note (other than Section 3.08 hereof, the provisions thereof limiting interest payable thereunder to the maximum amount permitted by applicable law) to the contrary notwithstanding.

                   II.  During the  continuance  of any such  Event of  Default,
         Mortgagee personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, and is hereby given a right and license and appointed Mortgagor's attorney-in-fact and exclusive agent to do so, and may exclude Mortgagor, its agents and servants wholly therefrom; and having and holding the same, may use, operate, manage and control the Premises and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon every such entry, Mortgagee, at the expense of the Mortgaged
         Property,   from  time  to  time,   either  by
         purchase, repairs or construction, may maintain and restore the Mortgaged Property, whereof it shall become possessed as aforesaid; may complete the construction of the Improvements and in the course of such completion may make such changes in the contemplated Improvements as Mortgagee may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Mortgaged Property, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagee shall have the right to manage and operate the Mortgaged Property and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive the Rents and every part thereof, all of which shall for all purposes constitute property of Mortgagor; and in furtherance of such right Mortgagee may collect the rents payable under all leases of the Premises directly from the lessees thereunder upon notice to each such lessee that an Event of Default exists hereunder accompanied by a demand on such lessee for the payment to Mortgagee of all rents due and to become due under its lease, and Mortgagor FOR THE BENEFIT OF MORTGAGEE AND EACH SUCH LESSEE hereby covenants and agrees that the lessee shall be under no duty to question the accuracy of Mortgagee's statement of default and shall unequivocally be authorized to pay said rents to Mortgagee without regard to the truth of Mortgagee's statement of default and notwithstanding notices from Mortgagor disputing the existence of an Event of Default such that the payment of rent by the lessee to
         Mortgagee pursuant to such a demand shall constitute performance in full of the lessee's obligation under the lease for the payment of rents by the lessee to Mortgagor; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Mortgaged Property or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it engaged and employed, Mortgagee shall apply the moneys arising as aforesaid, first, to the payment of the principal of the Note and the interest thereon, when and as the same shall become payable and in such order and proportions as Mortgagee shall elect and second, to the payment of any other sums required to be paid by Mortgagor hereunder.

                  III. Mortgagee, with or without entry, personally or by its agents or attorneys, insofar as applicable, may:

                        (1) sell the Mortgaged  Property to the extent permitted
                  and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one (1) or more sales as an entity or in parcels or parts, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; or

                        (2) institute proceedings for the complete or partial foreclosure hereof; or

                        (3) take such steps to protect  and  enforce  its rights
                  whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Note or herein, or in aid of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect.

         Section 2.02. Other Matters Concerning Sales. (a) Mortgagee may adjourn from time to time any sale by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

         (b) Upon the completion of any sale or sales made by Mortgagee under or by virtue of this Article II, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument or instruments conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby appointed the true and lawful attorney irrevocable of
Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Nevertheless, Mortgagor, if requested by Mortgagee, shall ratify and confirm any such sale or sales by executing and delivering to Mortgagee or to such purchaser or purchasers all such instruments as may be advisable, in the judgment of Mortgagee, for the purpose, and as may be designated in such request. Any such sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

         (c) In the event of any sale or sales  made  under or by virtue of this
Article II (whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale), the entire principal of, and interest and other sums on, the Note, if not previously due and payable, and all other sums required to be paid by Mortgagor pursuant hereto, immediately thereupon shall, anything in any of said documents (other than Section 3.08 hereof) to the contrary notwithstanding, become due and payable.

         (d) The purchase money, proceeds or avails of any sale or sales made under or by virtue of this Article II, together with any other sums which then may be held by Mortgagee hereunder, whether under the provisions of this Article II or otherwise, shall be applied as follows:

                  First: To the payment of the costs and expenses of such sale, including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee hereunder, together with interest at the Default Rate on all advances made by Mortgagee, and of all taxes, assessments or other charges, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold.

                  Second: To the payment of the whole amount then due, owing or unpaid upon the Note for principal and interest, with interest on the unpaid principal at the Default Rate from and after the happening of any Event of Default described in clause (a) of Section 2.01 from the due date of any such payment of principal until the same is paid, in such order and amounts as Mortgagee may elect.

                  Third: To the payment of any other sums required to be paid by Mortgagor pursuant to any provision hereof or of the Note, including all expenses, liabilities and advances made or incurred by Mortgagee hereunder or in connection with the enforcement hereof, together with interest at the Default Rate on all such advances.

                  Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

         (e) Upon any sale or sales made under or by virtue of this Article II, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness secured hereby the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct hereunder.

         Section 2.03. Payment of Amounts Due. (a) In case an Event of Default described in clause (a) of Section 2.01 shall have happened and be continuing, then, upon demand of Mortgagee, Mortgagor will pay to Mortgagee the whole amount which then shall have become due and payable on the Note, for principal or interest or both, as the case may be, and after the happening of said Event of Default will also pay to Mortgagee interest at the Default Rate on the then unpaid principal of the Note, and the sums required to be paid by Mortgagor pursuant to any provision hereof, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to Mortgagee, its agents and counsel and any expenses incurred by Mortgagee hereunder. In the event Mortgagor shall fail forthwith to pay all such amounts upon such demand, Mortgagee shall be entitled and empowered to institute such action or proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against Mortgagor and collect, out of the property of Mortgagor wherever situated, as well as out of the Mortgaged
Property, in any manner provided by law, moneys adjudged or decreed to be payable.

         (b) Mortgagee shall be entitled to recover judgment as aforesaid either before, after or during the pendency of any proceedings for the enforcement of the provisions hereof; and the right of Mortgagee to recover such judgment shall not be affected by any entry or sale hereunder, or by the exercise of any other right, power or remedy for the enforcement of the provisions hereof, or the foreclosure of the lien hereof; and in the event of a sale of the Mortgaged Property, and of the application of the proceeds of sale, as herein provided, to the payment of the debt hereby secured, Mortgagee shall be entitled to enforce payment of, and to receive all amounts then remaining due and unpaid upon, the Note, and to enforce payment of all other charges, payments and costs due hereunder or otherwise in respect of the Loan, and shall be entitled to recover judgment for any portion of the debt remaining unpaid, with interest at the Default Rate. In case of proceedings against Mortgagor in insolvency or bankruptcy or any proceedings for its reorganization or involving the liquidation of its assets, then Mortgagee shall be entitled to prove the whole amount of principal, interest and other sums due upon the Note to the full amount thereof, and all other payments, charges and costs due hereunder or otherwise in respect of the Loan, without deducting therefrom any proceeds obtained from the sale of the whole or any part of the Mortgaged Property, provided, however, that in no case shall Mortgagee receive, from the aggregate amount of the proceeds of the sale of the Mortgaged Property and the distribution from the estate of Mortgagor, a greater amount than such principal and interest and such other payments, charges and costs.

         (c) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent, the lien hereof upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

         (d) Any moneys thus collected by Mortgagee under this Section 2.03 shall be applied by Mortgagee in accordance with the provisions of clause (d) of
Section 2.02.

         Section 2.04. Actions; Receivers. After the happening of any Event of Default and immediately upon the commencement of any action, suit or other legal proceedings by Mortgagee to obtain judgment for the principal of, or interest on, the Note and other sums required to be paid by Mortgagor pursuant to any provision hereof, or of any other nature in aid of the enforcement of the Note or hereof, Mortgagor will (a) waive the issuance and service of process and enter its voluntary appearance in such action, suit or proceeding and (b) if required by Mortgagee, consent to the appointment of a receiver or receivers of all or part of the Mortgaged Property and of any or all of the Rents in respect thereof. After the happening of any Event of Default and during its continuance, or upon the commencement of any proceedings to foreclose this Mortgage or to enforce the specific performance hereof or in aid thereof or upon the commencement of any other judicial proceeding to enforce any right of Mortgagee, Mortgagee shall be entitled, as a matter of right, if it shall so elect, without the giving of notice to any other party and without regard to the adequacy or inadequacy of any security for the indebtedness secured hereby, forthwith either before or after declaring the unpaid principal of the Note to be due and payable, to the appointment of such a receiver or receivers.

         Section 2.05. Mortgagee's Right to Possession. Notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, or of any of its property, or of the Mortgaged Property or any part thereof, Mortgagee shall be entitled to retain possession and control of all property now or hereafter held hereunder.

         Section 2.06. Remedies Cumulative. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission of Mortgagee to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and every power and remedy given hereby to Mortgagee may be exercised from time to time as often as may be deemed expedient by Mortgagee. Nothing herein or in the Note shall affect the obligation of Mortgagor to pay the principal of, and interest and other sums on, the Note in the manner and at the time and place therein respectively expressed.

         Section 2.07. Moratorium Laws; Right of Redemption. Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Mortgaged Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance hereof, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to any decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws, and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Mortgaged Property marshaled upon any foreclosure hereof.

         Section 2.08. Mortgagee's Rights Concerning Application of Amounts Collected. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default, Mortgagee may apply, to the extent permitted by law, any amount collected hereunder to principal, interest or any other sum due under the Note or otherwise in respect of the Loan in such order and amounts, and to such obligations, as Mortgagee shall elect in its sole and absolute discretion.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01. Assignment of Rents. This Mortgage is intended to constitute a present, absolute and irrevocable assignment of all of the Rents now or hereafter accruing, and Mortgagor, without limiting the generality of the Granting Clause hereof, specifically hereby presently, absolutely and irrevocably assigns all of the Rents now or hereafter accruing to Mortgagee. The aforesaid assignment shall be effective immediately upon the execution hereof and is not conditioned upon the occurrence of any Event of Default hereunder or any other contingency or event, provided, however, that Mortgagee hereby grants to Mortgagor the right and license to collect and receive the Rents as they become due, and not in advance, so long as no Event of Default exists hereunder. Immediately upon the occurrence of any such Event of Default, the foregoing right and license shall be automatically terminated and of no further force or effect. Nothing contained in this Section or elsewhere herein shall be construed to make Mortgagee a mortgagee in possession unless and until Mortgagee actually takes possession of the Mortgaged Property, nor to obligate Mortgagee to take any action or incur any expense or discharge any duty or liability under or in respect of any leases or other agreements relating to the Mortgaged Property or any part thereof.

         Section 3.02. Security Agreement. This Mortgage constitutes a security agreement under the applicable Uniform Commercial Code with respect to the Chattels and such other of the Mortgaged Property which is personal property. In addition to the rights and remedies granted to Mortgagee by other applicable law or hereby, Mortgagee shall have all of the rights and remedies with respect to the Chattels and such other personal property as are granted to a secured party under the applicable Uniform Commercial Code. Upon Mortgagee's request after an Event of Default, Mortgagor shall promptly and at its expense assemble the
Chattels and such other personal property and make the same available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor, after an Event of Default, shall pay to Mortgagee on demand, with interest at the Default Rate, any and all expenses, including attorneys' fees, incurred by Mortgagee in protecting its interest in the Chattels and such other personal property and in enforcing its rights with respect thereto. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Chattels and such other personal property sent to Mortgagor in accordance with the provisions hereof at least five (5) days prior to such action shall constitute reasonable notice to Mortgagor. The proceeds of any such sale or disposition, or any part thereof, may be applied by Mortgagee to the payment of the indebtedness secured hereby in such order and proportions as Mortgagee in its discretion shall deem appropriate.

         Section 3.03. Application of Certain Payments. In the event that all or any part of the Mortgaged Property is encumbered by one or more mortgages held by Mortgagee, Mortgagor hereby irrevocably authorizes and directs Mortgagee to apply any payment received by Mortgagee in respect of any note secured hereby or by any other such mortgage to the payment of such of said notes as Mortgagee shall elect in its sole and absolute discretion, and Mortgagee shall have the right to apply any such payment in reduction of principal and/or interest and in such order and amounts as Mortgagee shall elect in its sole and absolute discretion without regard to the priority of the mortgage securing the note so repaid or to contrary directions from Mortgagor or any other party.

         Section 3.04. Severability. In the event any one or more of the provisions contained herein or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

         Section 3.05. Modifications and Waivers in Writing. No provision hereof may be changed, waived, discharged or terminated orally or by any other means except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. Any agreement hereafter made by Mortgagor and Mortgagee relating hereto shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

         Section 3.06. Notices. (a) All notices, demands, consents, approvals and statements required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when presented personally, three (3) days after mailing by registered or certified mail, postage prepaid, or one (1) day after delivery to a nationally recognized overnight courier service providing evidence of the date of delivery, if to Mortgagor at its address stated above, , with a copy to Thomas E. Davis, Esq., Jenkens & Gilchrist, 1445 Ross Avenue, Suite 3200, Dallas, Texas 75202-2799, and if to Mortgagee to its address stated above, or at such other address of which a party shall have notified the party giving such notice in accordance with the provisions of this Section.

         (b) All notices given to Mortgagee by any person or entity (other than Mortgagor) pursuant to Pa. C.S.A.ss. 8143(b), (c) or (d) shall be in writing and shall be sent exclusively by United States registered mail, return receipt requested, to Mortgagee at the address specified in paragraph (a) of this Section above.

         (c) Without limiting, in any manner, any of Mortgagee's other rights and remedies under this Mortgage or the Note, if (i) Mortgagor shall at any time deliver or cause to be delivered to Mortgagee a notice pursuant to 42 Pa. C.S.A. ss.8143 electing to limit the indebtedness secured by this Mortgage or (ii) Mortgagee shall receive or be served with any notice pursuant to 42 Pa. C.S.A. ss.8143(b) or (d), then, in any such case, Mortgagee's obligations, if any, to continue to make advances under this Mortgage shall thereupon immediately cease and be of no further force or effect, anything contained in this Mortgage or the Note to the contrary notwithstanding.

         Section 3.07. Successors and Assigns. All of the grants, covenants, terms, provisions and conditions herein shall run with the land and shall apply to, bind and inure to the benefit of, the respective successors and assigns of Mortgagor and Mortgagee.

         Section 3.08. Limitation on Interest. Anything herein or in the Note to the contrary notwithstanding, the obligations of Mortgagor hereunder and under the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt of any such payment by Mortgagee would be contrary to provisions of law applicable to Mortgagee limiting the maximum rate of interest that may be charged or collected by Mortgagee.

         Section 3.09. Counterparts. This Mortgage may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts shall together constitute but one and the same mortgage.

         Section 3.10. Substitute Mortgages. Mortgagor and Mortgagee shall, upon their mutual agreement to do so, execute such documents as may be necessary in order to effectuate the modification hereof, including the execution of substitute mortgages, so as to create two (2) or more liens on the Mortgaged Property in such amounts as may be mutually agreed upon but in no event to exceed, in the aggregate, the unpaid principal portion of the Mortgage Amount; in such event, Mortgagor covenants and agrees to pay the reasonable fees and expenses of Mortgagee and its counsel in connection with any such modification.

         Section 3.11. Mortgagee's Sale of Interests in Loan. Mortgagor recognizes that Mortgagee may sell and transfer interests in the Loan to one or more participants or assignees and that all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Mortgagor or the Loan, may be exhibited to and retained by any such participant or assignee or prospective participant or assignee.

         Section 3.12. No Merger of Interests. Unless expressly provided otherwise, in the event that ownership hereof and title to the fee and/or leasehold estates in the Premises encumbered hereby shall become vested in the same person or entity, this Mortgage shall not merge in said title but shall continue to be and remain a valid and subsisting lien on said estates in the Premises for the amount secured hereby.

         Section 3.13. CERTAIN WAIVERS. MORTGAGOR EXPRESSLY AND UNCONDITIONALLY WAIVES BY EXECUTION HEREOF, AND MORTGAGEE WAIVES BY ACCEPTANCE HEREOF, IN CONNECTION WITH ANY FORECLOSURE OR SIMILAR ACTION OR PROCEDURE BROUGHT BY MORTGAGEE ASSERTING AN EVENT OF DEFAULT UNDER CLAUSE (a) OF SECTION 2.01 OF THIS MORTGAGE, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

         MORTGAGOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (II) ACKNOWLEDGES THAT THE ENTERING INTO BY MORTGAGEE OF THE LOAN SECURED BY THIS MORTGAGE HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION. MORTGAGOR FURTHER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF INDEPENDENT LEGAL COUNSEL, SELECTED OF MORTGAGOR'S OWN FREE WILL, IN THE REVIEW AND EXECUTION OF THIS

MORTGAGE AND IN THE MAKING OF THE WAIVERS HEREIN CONTAINED, THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID WAIVERS WITH SAID COUNSEL AND THAT THE MEANING AND EFFECT THEREOF HAVE BEEN FULLY EXPLAINED TO MORTGAGOR BY SAID COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED SIGNATORY OF MORTGAGOR SIGNS HIS/HER INITIALS.

                                                                 /s/  GMK
                                                              ------------------
                                                                        Initials

         Section 3.14. CONFESSION OF JUDGMENT. THE FOLLOWING SECTION SETS FORTH WARRANTS OF ATTORNEY FOR ANY ATTORNEY TO CONFESS JUDGMENTS AGAINST MORTGAGOR. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST MORTGAGOR, MORTGAGOR HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS MORTGAGOR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AND THE UNITED STATES OF AMERICA.

         FOR THE PURPOSES OF OBTAINING POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, BY COMPLAINT OR OTHERWISE, TO APPEAR FOR AND ENTER AND CONFESS JUDGMENT AGAINST MORTGAGOR, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, IN FAVOR OF MORTGAGEE, FOR RECOVERY BY MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF, FOR WHICH THIS MORTGAGE, OR A COPY THEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, OR SUCH PORTION(S) THEREOF, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY, OR SUCH PORTION(S) THEREOF, SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT OR ANY SUBSEQUENT EVENT OF DEFAULT TO BRING ONE OR MORE FURTHER ACTIONS OR ENTER AND CONFESS JUDGMENT ONE OR MORE TIMES AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF. MORTGAGEE MAY BRING AN ACTION IN EJECTMENT AND CONFESS JUDGMENT THEREIN BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE THIS MORTGAGE OR TO

ENFORCE THE NOTE, OR AFTER ENTRY OF JUDGMENT THEREIN OR ON THE NOTE, OR AFTER A SHERIFF'S SALE OR JUDICIAL SALE OR OTHER FORECLOSURE SALE OF THE MORTGAGED PROPERTY, OR ANY PORTION(S) THEREOF, IN WHICH MORTGAGEE IS THE SUCCESSFUL BIDDER, IT BEING THE UNDERSTANDING OF THE PARTIES THAT THE AUTHORIZATION TO PURSUE SUCH PROCEEDINGS FOR OBTAINING POSSESSION AND CONFESSION OF JUDGMENT THEREIN IS AN ESSENTIAL PART OF THE REMEDIES FOR ENFORCEMENT OF THIS MORTGAGE AND THE NOTE, THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS, AND SHALL SURVIVE ANY EXECUTION SALE TO MORTGAGEE.

         MORTGAGOR (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF MORTGAGEE HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT
SEEK TO EXERCISE OR ENFORCE THE FOREGOING PROVISIONS CONCERNING CONFESSION OF JUDGMENTS AND (II) ACKNOWLEDGES THAT THE ENTERING INTO BY MORTGAGEE OF THE LOAN SECURED BY THIS MORTGAGE HAS BEEN INDUCED BY, AMONG OTHER THINGS, THE INCLUSION HEREIN OF SAID PROVISIONS. MORTGAGOR FURTHER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF INDEPENDENT LEGAL COUNSEL, SELECTED OF MORTGAGOR'S OWN FREE WILL, IN THE REVIEW AND EXECUTION OF THIS MORTGAGE AND IN THE MAKING OF SAID PROVISIONS, THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS SAID PROVISIONS WITH SAID COUNSEL AND THAT THE MEANING AND EFFECT THEREOF HAVE BEEN FULLY EXPLAINED TO MORTGAGOR BY SUCH COUNSEL, AND AS EVIDENCE OF SUCH FACT AN AUTHORIZED OFFICER OF MORTGAGOR SIGNS HIS/HER INITIALS.

                                                             /s/  GMK
                                                            --------------------
                                                                        Initials

         Section 3.15. GOVERNING LAW. THE PERFORMANCE REQUIRED BY THIS MORTGAGE SHALL, INSOFAR AS IS POSSIBLE, BE RENDERED TO THE MORTGAGEE AT ITS OFFICE IN TENNESSEE. MORTGAGOR AND MORTGAGEE INTEND THAT THE VALIDITY AND CONSTRUCTION OF THE OBLIGATIONS SECURED BY THIS MORTGAGE BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE INCLUDING ALL OBLIGATIONS AND LIABILITIES HEREUNDER WITH RESPECT TO THE PAYMENT OF INTEREST OR ANY OTHER COMPENSATION FOR THE USE, FORBEARANCE OR DETENTION OF MONEY. THIS MORTGAGE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES OF THAT STATE, EXCEPT ONLY TO THE EXTENT THAT PENNSYLVANIA LAW EXPRESSLY PROVIDES THAT IT GOVERNS AND THAT A CONTRARY AGREEMENT BY THE PARTIES IS INEFFECTIVE AND EXCEPT THAT THE LAW OF THE STATE OF PENNSYLVANIA SHALL APPLY TO ANY AND ALL ACTS WITH RESPECT TO THE CREATION AND PRIORITY OF THE LIEN OF THIS MORTGAGE AND ASSIGNMENT OF LEASES AND RENTS ON

THE MORTGAGED PROPERTY HEREBY EVIDENCED AND ON THE MORTGAGED PROPERTY. MORTGAGOR AND MORTGAGEE COVENANT AND AGREE TO TAKE ANY AND ALL ACTION WHICH MAY BE NECESSARY UNDER PENNSYLVANIA LAW WITH RESPECT TO FORECLOSURE UNDER THE LAWS OF THE STATE OF PENNSYLVANIA. SHOULD ANY OBLIGATION OR REMEDY UNDER THIS MORTGAGE BE INVALID OR UNENFORCEABLE UNDER THE LAWS PROVIDED HEREIN TO GOVERN, THE LAWS OF ANOTHER STATE WHOSE LAWS CAN VALIDATE AND APPLY TO THIS MORTGAGE SHALL APPLY.

         IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered by Mortgagor.

                                        APPLE SUITES, INC., a Virginia
                                        corporation, as trustee for Apple Suites
                                        Pennsylvania Business Trust


                                        By /s/ Glade M. Knight
                                           -------------------------------------
                                           Name:  Glade M. Knight
                                           Title: Chairman of the Board and
                                                  President


                                        APPLE SUITES MANAGEMENT, INC., a
                                        Virginia corporation


                                        By /s/ Glade M. Knight
                                           -------------------------------------
                                           Name:  Glade M. Knight
                                           Title: Chairman, Chief Executive
                                                  Officer and President

STATE OF VIRGINIA                       )
                                        )  ss.:
CITY OF RICHMOND                        )


                  On this 2nd day of May, 2000, before me, the undersigned officer, personally appeared Glade M. Knight, President & Chairman of APPLE SUITES, INC., who acknowledged himself to be the President & Chairman of said corporation and that he, as such officer, being authorized to do so on behalf of the corporation, as trustee for Apple Suites Pennsylvania Business Trust, executed the foregoing instrument, for the purposes therein contained, by signing the name of the corporation, as President & Chairman.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                /s/ Jacquelyn B. Owens
                                                --------------------------------
                                                Notary Public

My commission expires:

     6/30/03
---------------------

STATE OF VIRGINIA                       )
                                        )  ss.:
CITY OF RICHMOND                        )


                  On this 2nd day of May, 2000, before me, the undersigned officer, personally appeared Glade M. Knight, President & Chairman of APPLE SUITES MANAGEMENT, INC., who acknowledged himself to be the President & Chairman of said corporation and that he, as such officer, being authorized to do so on behalf of the corporation, executed the foregoing instrument, for the purposes therein contained, by signing the name of the corporation, as President & Chairman.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                /s/ Jacquelyn B. Owens
                                                --------------------------------
                                                Notary Public

My commission expires:

     6/30/03
---------------------

                                   SCHEDULE A

                          LEGAL DESCRIPTION OF PREMISES


ALL THAT CERTAIN parcel of land SITUATE in East Whiteland Township, Chester County, Pennsylvania, being bounded and described according to a Survey and Plan thereof entitled ALTA/ACSM Land Title Survey for Promus Hotel Corporation, dated August 12, 1996 by Chester Valley Engineers, Inc., Paoli, Pennsylvania, and being more fully described as follows:

BEGINNING at a point on the southerly legal Right of Way Line of Swedesford Road
- S. R. 1002, 94 feet wide, a corner in common of these and lands now or late of the Pennsylvania State University; THENCE from the point of beginning, leaving said right of way line, along said lands, South 28 degrees 04 minutes 35 seconds East 566.35 feet to a point on line of other lands now or late of the Pennsylvania State University; THENCE along said lands, along the northerly Legal Right of Way Line for Limited Access of U.S. Route 202 - S. R. 0202, variable width, South 59 degrees 09 minutes 34 seconds West 168.05 feet; THENCE continuing along said right of way line, North 88 degrees 24 minutes 32 seconds West 186.61 feet to a corner of lands now or late of Loretta M. Cimeo, et al:
THENCE leaving said right of way line, along said lands, North 28 degrees 04 minutes 35 seconds West 457.22 feet to a point on the southerly Legal Right of Way Line of Swedesford Road - S.R. 1002, aforesaid; THENCE along said right of way line, along a curve to the right having a radius of 13.468.61 feet, an arc length of 330.94 feet, and a chord bearing North 57 degrees 36 minutes 55 seconds East 330.94 feet to the point of beginning.